Exhibit 99.1

NEWS RELEASE	Marshall & Ilsley Corporation 770 North Water Street/Milwaukee, Wisconsin 53202

For Release	Immediately
For Further Information	Mark Furlong, executive vice president and chief financial officer, (414) 765-8052 Don Wilson, senior vice president, corporate treasurer, (414) 765-8043

MARSHALL & ILSLEY CORPORATION ANNOUNCES FIRST QUARTER RESULTS

Management Changes Announced

Milwaukee, Wis. - Apr. 13, 2004 - Marshall & Ilsley Corporation (NYSE: MI) today reported 2004 first quarter net income of $0.65 per diluted share, or $146.1 million, as compared to $0.56 per diluted share, or $128.0 million, in the first quarter of 2003. First quarter net income per share increased 16.1 percent over the same period in 2003.

Earnings for the quarter ended March 31, 2003 include $1.5 million (after tax), or $0.01 per diluted share, of Metavante's acquisition-related transition expenses.

Return on average assets based on net income for the first quarter was 1.69 percent, as compared to 1.59 percent for the same period in 2003. Return on average equity based on net income was 17.42 percent this quarter as compared to 16.75 percent for the first quarter of 2003.

The Corporation's provision for loan and lease losses was $9.0 million in the first quarter of 2004, versus $25.7 million in the same period last year. Net charge-offs for the period were $4.9 million, or 0.08 percent of total average loans and leases outstanding this quarter, and $25.8 million a year ago or 0.44 percent of total average loans and leases. Included in net charge-offs in the first quarter of 2003 was $19.0 million related to the carrying value of lease obligations for airplanes leased to Midwest Airlines, Inc. At March 31, 2004, the allowance for loan and lease losses was 1.36 percent of total loans and leases, compared to 1.40 percent a year earlier. Nonperforming loans and leases were 0.60 percent of total loans and leases at March 31, 2004, and 0.88 percent at March 31, 2003.

Assets at March 31, 2004 were $35.5 billion, compared to $33.2 billion at March 31, 2003. Book value per share was $15.42 at March 31, 2004, compared to $13.89 for the same date a year ago. Total loans and leases were $26.1 billion, compared to $24.2 billion at March 31, 2003.

Management Changes

The Corporation announced today the appointment of Mark F. Furlong as president of M&I Marshall & Ilsley Bank effective July 1, 2004. Furlong will continue as the Corporation's chief financial officer until a successor is appointed, and he will remain an executive vice president of the Corporation.

Thomas M. Bolger, currently president of M&I Marshall & Ilsley Bank, will retire as president and as an executive officer of the Corporation effective June 30, 2004.

Dennis J. Kuester, president and chief executive officer, Marshall & Ilsley Corporation, stated, "We are pleased to have Mark Furlong move from the position of chief financial officer to the presidency of our main bank, which provides over 80% of our corporate earnings. We are also grateful for the strong contribution that Tom has made to the success of our Corporation over the last 34 years. Mark will continue to build upon the momentum that has been generated under Tom's leadership."

"I've been fortunate to have been a part of this great organization for my whole career and honored to have played a role in its growth and success," stated Tom Bolger. "Over the next few months, I plan to do some traveling with my wife, Lisa, and spend some quality time with my family. While I am retiring from M&I, I intend to stay active in the community and will be looking for new opportunities in both non-profit and for profit ventures."

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $35.5 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank has the largest banking presence in Wisconsin with 199 offices throughout the state. In addition, M&I has 30 locations throughout Arizona; 10 offices in metropolitan Minneapolis/St. Paul, Minn.; and, locations in Duluth Minn.; Las Vegas, Nev.; and Naples and Bonita Springs, Fla. M&I's Southwest Bank affiliate has six offices in the St. Louis area and one office in Belleville, Ill. In addition, Metavante Corporation, Marshall & Ilsley Corporation's wholly owned technology subsidiary, provides virtually all of the technology an organization needs to offer financial services. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I's customer-based approach, internal growth and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

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This press release contains forward-looking statements concerning M&I's future operations and financial results. Such statements are subject to important factors that could cause M&I's actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) the factors identified in M&I's Annual Report on Form 10-K for the year ended December 31, 2003 under the heading "Forward-Looking Statements" which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in M&I's SEC filings.

Note:

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. central daylight time Tuesday, April 13, regarding first quarter earnings. For those interested in listening, please call 1-800-245-1683 and ask for M&I's quarterly earnings release conference call. If you are unable to join us at this time, a replay of the call will run through April 20, 5:00 p.m. central daylight time by calling 1-800-839-6713 and entering passcode 605 96 01 to listen.

Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on April 13.

M&I Corporation
Financial Information
(unaudited)

	Three Months Ended
	March 31,	March 31,	Percent
	2004	2003	Change
PER SHARE DATA
Diluted:
Net Income	$0.65	$0.56	16.1%
Income as Adjusted (a)	0.65	0.57	14.0
Basic:
Net Income	0.66	0.57	15.8
Income as Adjusted (a)	0.66	0.57	15.8
Dividend Declared	0.180	0.160	12.5
Book Value	15.42	13.89	11.0
Shares Outstanding (millions):
Average - Diluted	226.0	227.8	-0.8
End of Period	222.1	226.5	-1.9

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$286.5	$272.5	5.1%
Provision for Loan and Lease Losses	9.0	25.7	-65.0

Data Processing Services	186.1	157.1	18.5
Item Processing	11.4	10.3	10.7
Trust Services	36.3	30.0	21.0
Service Charge on Deposits	25.5	26.2	-2.7
Mortgage Banking	6.9	17.5	-60.6
Net Investment Securities Gains (Losses)	(0.5)	1.6	n.m.
All Other	47.7	47.7	0.0
Total Non-Interest Revenues	313.4	290.4	7.9

Salaries and Employee Benefits	203.9	194.5	4.8
Occupancy and Equipment	47.4	46.5	1.9
Intangible Amortization	5.5	6.9	-20.3
Other	105.5	85.2	23.8
Total Non-Interest Expenses	362.3	333.1	8.8

Tax Equivalent Adjustment	7.9	8.0	-1.3
Pre-Tax Earnings	220.7	196.1	12.5
Income Taxes	74.6	66.6	12.0

Income as Adjusted (a)	$146.1	$129.5	12.8
	=======	=======
Adjustments (a)	0.0	(1.5)	n.m.
Net Income	$146.1	$128.0	14.1%
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KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.69%	3.79%
Interest Spread (FTE)	3.39	3.46

Efficiency Ratio	60.4	59.6
Efficiency Ratio without Metavante	49.2	48.5

Return on Assets	1.69	1.59
Return on Equity	17.42	16.75
Return on Assets - Income as Adjusted (a)	1.69	1.61
Return on Equity - Income as Adjusted (a)	17.42	16.95

Equity / Assets (End of Period)	9.59	9.41

Notes: (a) See reconciliation of Income as Adjusted to Net Income.

M&I Corporation
Financial Information
(unaudited)
	As of
	March 31,	March 31,	Percent
ASSETS ($millions)	2004	2003	Change
Cash & Due From Banks	$691	$958	-27.9%
Trading Securities	47	22	113.6
Short - Term Investments	136	274	-50.4
Investment Securities	6,010	5,278	13.9
Loans and Leases:
Commercial Loans & Leases	7,719	7,399	4.3
Commercial Real Estate	8,424	7,716	9.2
Residential Real Estate	3,375	2,818	19.8
Home Equity Loans & Lines	4,604	4,118	11.8
Personal Loans and Leases	1,934	2,149	-10.0
Total Loans and Leases	26,056	24,200	7.7
Reserve for Loan & Leases Losses	(354)	(338)	4.7
Premises and Equipment, net	434	439	-1.1
Goodwill and Intangibles	1,104	1,094	0.9
Other Assets	1,352	1,322	2.3
Total Assets	$35,476	$33,249	6.7%
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LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$4,360	$4,278	1.9%
Bank Issued Interest Bearing Activity	9,956	10,138	-1.8
Bank Issued Time	3,213	3,483	-7.8
Total Bank Issued Deposits	17,529	17,899	-2.1
Wholesale Deposits	5,622	3,427	64.1
Total Deposits	23,151	21,326	8.6
Short - Term Borrowings	4,619	5,511	-16.2
Long - Term Borrowings	3,221	2,272	41.8
Other Liabilities	1,083	1,011	7.1
Shareholders' Equity	3,402	3,129	8.7
Total Liabilities & Shareholders' Equity	$35,476	$33,249	6.7%
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	Three Months Ended
	March 31,	March 31,	Percent
	2004	2003	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$771	$764	0.9%
Trading Securities	23	18	27.8
Short - Term Investments	213	257	-17.1
Investment Securities	5,680	5,081	11.8
Loans and Leases:
Commercial Loans & Leases	7,541	7,221	4.4
Commercial Real Estate	8,321	7,611	9.3
Residential Real Estate	3,227	2,798	15.3
Home Equity Loans and Lines	4,438	4,048	9.6
Personal Loans and Leases	1,901	2,222	-14.4
Total Loans and Leases	25,428	23,900	6.4
Reserve for Loan & Leases Losses	(356)	(345)	3.2
Premises and Equipment, net	438	444	-1.4
Goodwill and Intangibles	1,108	1,089	1.7
Other Assets	1,539	1,427	7.8
Total Assets	$34,844	$32,635	6.8%
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Memo:
Average Earning Assets	$31,344	$29,256
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$31,261	$29,171

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$4,316	$3,860	11.8%
Bank Issued Interest Bearing Activity	9,992	10,037	-0.4
Bank Issued Time	3,243	3,567	-9.1
Total Bank Issued Deposits	17,551	17,464	0.5
Wholesale Deposits	4,964	3,683	34.8
Total Deposits	22,515	21,147	6.5
Short - Term Borrowings	3,428	3,610	-5.0
Long - Term Borrowings	4,243	3,698	14.7
Other Liabilities	1,284	1,080	18.9
Shareholders' Equity	3,374	3,100	8.8
Total Liabilities & Shareholders' Equity	$34,844	$32,635	6.8%
	=======	=======
Memo:
Average Interest Bearing Liabilities	$25,870	$24,595

M&I Corporation
Financial Information
(unaudited)
	Three Months Ended
	March 31,	March 31,	Percent
	2004	2003	Change
CREDIT QUALITY (a)

Net Charge-Offs (Recoveries) ($millions)	$4.9	$25.8	-81.0%
Net Charge-Offs (Recoveries) / Average Loans & Leases	0.08%	0.44%
Loan and Lease Loss Reserve ($millions)	$353.7	$338.3	4.6%
Loan and Lease Loss Reserve / Period-End Loans & Leases	1.36%	1.40%
Non-Performing Loans & Leases (NPL)($millions)	$156.1	$212.1	-26.4%
NPL's / Period-End Loans & Leases	0.60%	0.88%
Loan and Lease Loss Reserve / Non-Performing Loans & Leases	227%	159%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	4.67%	4.70%
Commercial Real Estate	5.37	5.96
Residential Real Estate	5.56	6.39
Home Equity Loans and Lines	5.35	5.96
Personal Loans and Leases	5.14	5.76
Total Loans and Leases	5.17	5.61
Investment Securities	5.01	5.52
Short - Term Investments	1.08	1.18
Interest Income(FTE) / Avg. Interest Earning Assets	5.11%	5.56%
Interest Bearing Deposits:	=======	=======
Bank Issued Interest Bearing Activity	0.63%	0.90%
Bank Issued Time	2.38	2.70
Total Bank Issued Deposits	1.06	1.37
Wholesale Deposits	1.69	1.84
Total Interest Bearing Deposits	1.23	1.47
Short - Term Borrowings	1.86	2.48
Long - Term Borrowings	3.70	4.63
Interest Expense / Avg. Interest Bearing Liabilities	1.72%	2.10%
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Net Interest Margin (FTE) / Avg. Earning Assets	3.69%	3.79%
	=======	=======
Interest Spread (FTE)	3.39%	3.46%
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Notes: (a) Includes Loans past due 90 days or more
(b) Based on average balances excluding fair value adjustments for available for sale securities.

Reconciliation of Income as Adjusted to Net Income

Income as Adjusted	$146.1	$129.5

Acquisition and Transition Related
Charges - Metavante	0.0	(1.5)

Net Income	$146.1	$128.0
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